SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 12, 2009

Petroleum Development Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

1775 Sherman Street, Suite 3000, Denver, CO 80203
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code  303-860-5800 no change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into Material Definitive Agreement.

On August 11, 2009, Petroleum Development Corporation (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc., as representative of the several underwriters named in Schedule 1 of the Underwriting Agreement (collectively, the “Underwriters”), relating to the issuance and sale of 3,750,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”).  The Underwriters were also granted an option to purchase up to an additional 5562,500 Shares.

The offering of the Shares was registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333- 155745) filed with the Securities and Exchange Commission on November 26, 2008, as amended by a pre-effective amendment filed on December 16, 2008, which was declared effective by the Securities and Exchange Commission on January 30, 2009.  A prospectus supplement dated August 11, 2009 specific to the offering was filed with Securities and Exchange Commission on August 12, 2009.  The offering is expected to close on August 17, 2009, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

All of the Underwriters or their affiliates have performed, and may in the future perform, commercial banking, investment banking or advisory services for the Company in the ordinary course of their business for which they have received, and expect to receive, customary fees and reimbursement of expenses.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated August 11, 2009 among the Company and J.P. Morgan Securities Inc., as representative of the several Underwriters named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date:           August 12, 2009

By:            /s/ Richard W. McCullough
Richard W. McCullough
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated August 11, 2009 among the Company and J.P. Morgan Securities Inc., as representative of the several Underwriters named therein